Exhibit 99.1

Intercontinental Exchange Announces Election of Ann Cairns and Duriya Farooqui to ICE Board of Directors

ATLANTA & NEW YORK-- March 6, 2017 -- Intercontinental Exchange (NYSE:ICE), a leading operator of global exchanges and clearing houses and provider of data and listings services, today announced that its Board of Directors has elected Ann Cairns and Duriya Farooqui as new Directors effective March 3, 2017.

Ms. Cairns is the President of International Markets for MasterCard. She previously held banking and operational roles at global institutions such as ABN-AMRO and Citigroup. In January, she was appointed Chairperson of the ICE Clear Europe Board of Directors, following the retirement of Sir Bob Reid.

Ms. Farooqui is the Executive Director of the Atlanta Committee for Progress, a coalition of CEOs that focuses on the most critical issues facing the City of Atlanta, Georgia. Previously, Ms. Farooqui was a principal at Bain & Company, and prior to that served as the Chief Operating Officer of the City of Atlanta.

“We are very pleased to welcome these strong leaders in their respective fields to our board of directors,” said Jeffrey C. Sprecher, ICE’s Chairman and Chief Executive Officer. “Ann’s experience in international finance, public policy and governance, along with Duriya’s background in government and operations will bring valuable insights and expertise.”

Ms. Cairns commented: “I am delighted to join the board at this dynamic time of convergence of finance, markets, data and technology where ICE has demonstrated leadership on a global scale. I look forward to working with the board as the company continues to drive growth and innovation.”

Ms. Farooqui added, “I look forward to working with the board and leadership team at ICE as it builds upon its track record of innovative, global market solutions. I’m excited to contribute to the strong governance and growth of the company.”

About Intercontinental Exchange

Intercontinental Exchange (NYSE: ICE) operates the leading network of regulated exchanges and clearing houses, and is a provider of global data and listing services. ICE’s futures exchanges and clearing houses serve global commodity and financial markets, providing risk management and capital efficiency. The New York Stock Exchange is the world leader in capital raising and equities trading.

Trademarks of ICE and/or its affiliates include Intercontinental Exchange, ICE, ICE block design, NYSE and New York Stock Exchange. Information regarding additional trademarks and intellectual property rights of Intercontinental Exchange, Inc. and/or its affiliates is located at www.intercontinentalexchange.com/terms-of-use.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 - Statements in this press release regarding ICE's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see ICE's Securities and Exchange Commission (SEC) filings, including, but not limited to, the risk factors in Intercontinental Exchange, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the SEC on February 7, 2017. We caution you not to place undue reliance on these forward looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of an unanticipated event. New factors emerge from time to time, and it is not possible for management to predict all factors that may affect our business and prospects. Further, management cannot assess the impact of each factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

SOURCE: Intercontinental Exchange

Media Contact:

Damon Leavell
212-323-8587
damon.leavell@theice.com

Investor Contact:

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kelly.loeffler@theice.com